                                                                    Exhibit 10.1

                                                                Master Agreement
GTE                                                     Internetworking Services
___________________________
I N T E R N E T W O R K I N G                             Rev. February 19, 1998
POWERED BY BBN


This Master Agreement between GTE Internet Incorporated ("us") and the Customer Identified below ("you") includes the attached Service Schedules and service Quotations (collectively "Schedules") together with any additional Schedules mutually agreed in writing in the future.

1. Services. We will provide you the Internetworking services ("Services") specified in the Schedule(s). Our commencement of providing any of the Services shall constitute our acceptance of this Master Agreement.

2. Prices. Prices are stated in the Schedules and are guaranteed for the Term stated in the Schedules. If any of the Services are on a month-to-month basis, we will give you at least 30 days notice of a price change. In addition, you are responsible for applicable taxes, tariffs, telecommunications, surcharges or other governmental charges due on account of the Services.

3. Payment. Unless otherwise stated in a Schedule, we will invoice you monthly. You agree to pay within 30 days from receipt of invoice. For overdue invoices, you will pay interest of 1.5% for each month or part of a month (or the maximum allowed by law, whichever is less).

4. Our Responsibility. We are responsible for providing the Services by qualified personnel in a professional manner. WE DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5. Your Responsibility. You are responsible for the manner in which you use the Services, including the maintenance and security of your data, computer network and other facilities; your choice of equipment, software and online content; and all other matters related to how you use the Services. Unless expressly permitted by a Schedule or separate reseller agreement with us, you shall not resell Services, or access to Services, directly or indirectly to third parties.

6. Indemnification. We will indemnify you for damages, costs and attorneys fees you incur from any claim that our design of the Services infringes any U.S. patent, copyright, trademark, trade secret or other intellectual property right. You will indemnify us for damages, costs and attorneys fees we incur from any claim arising from your manner of using of the Services, your combination of the Services with other products or services not provided by us, or your modification of the Services. The indemnifying party shall conduct the defense and shall have control of the litigation; the other party shall give prompt notice of claims and shall cooperate in defending against the claim. THE PARTIES DISCLAIM THE IMPLIED WARRANTY OF NON-INFRINGEMENT, RELYING INSTEAD ON THE TERMS OF THIS SECTION.

7. IP Addresses. Upon expiration, cancellation or termination of the Agreement or applicable Schedule, you shall relinquish any IP addresses or address blocks to you by us.

8. Acknowledgment. You agree that we may include your name in listings of our customers.

9. Compliance with Laws. You shall not use or permit your end users to use the Services in ways that violate laws of our acceptable use policy which is published on our web site at http://www.bbn.com/zup, infringe the rights of others, or interfere with users of our network or other networks. For example, you shall not distribute chain letters or unsolicited bulk electronic mail ("spamming"); propagate computer worms or viruses; use a false identity; attempt to gain unauthorized entry to any site or network; distribute child pornography, obscenity or defamatory material over the Internet; or infringe copyrights, trademarks or other intellectual property rights. You further agree to comply with U.S. export laws concerning the transmission of technical data and other regulated materials via the services.

10. Termination. Either party may terminate or cancel this Agreement if the other fails to cure a material breach of the Agreement within 30 days after receiving written notice of the breach. We reserve the right, but assume no obligation, to suspend performance immediately if you are more than 30 days overdue in payments or if, in our reasonable judgment, you have violated Section 9.

11.  Limitation of Liability.  EXCEPT FOR (A) INDEMNIFICATIONS PURSUANT TO
SECTION 6, (B) BREACH OF ANY CONFIDENTIALITY OBLIGATIONS STATED IN A SERVICE SCHEDULE, AND (C) BREACHES BY YOU OF LICENSE TERMS APPLICABLE TO GTE-PROVIDED SOFTWARE. NEITHER PARTY (NOR ITS SUPPLIERS OR CUSTOMERS) SHALL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOSS OR DAMAGE TO DATA ARISING OUT OF THE USE OR INABILITY TO USE SERVICES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. Limitation of Damages. OUR AGGREGATE LIABILITY TO YOU RELATING TO OR ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED (a) THE TOTAL AMOUNTS PAID BY YOU TO US FOR THE SERVICE IN QUESTION DURING THE ONE-YEAR PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO YOUR CLAIMS OR (b) $100,000, WHICHEVER IS LESS.

13. Miscellaneous. The terms and conditions of this Agreement supersede all previous agreements, proposals or representations related to the Services. Except for assignments to GTE affiliates, neither party may assign this Agreement without prior written consent of the other party. This Agreement shall be governed by the substantive laws of the Commonwealth of Massachusetts. Any changes to this Agreement, or any additional or different terms in your purchase orders, acknowledgments or other documents, will not be effective unless expressly agreed to in writing by us.

        Please sign below to indicate your understanding and acceptance of the terms of this Agreement.

Company (Type or Print Full Customer Name:____________________________________

Signature:____________________________________________ Date:__________________

Print Name:__________________________________________Title:___________________

GTE                                                             Service Schedule
___________________________                                      DiaLinx Service
I N T E R N E T W O R K I N G
POWERED BY BBN                           (Global Access by U.S. Based Customers)
                                                      Version 2T - January, 1999

This Service Schedule is part of and is governed by the Master Agreement for Internetworking Services ("Master Agreement"). The terms and conditions of the Master Agreement are incorporated herein by reference.

1. Covered Services. We will provide you with the DiaLinx(TM) Basic Services and Enhanced Services ("DiaLinx Service") indicated in the applicable GTE Internetworking Service Quotation ("Quotation") which is attached hereto or which we may provide to you in the future for additional DiaLinx Service. The term of the Service Period is one year or longer, as selected by you, and the corresponding fees are described in the Quotation. Our commencement of providing DiaLinx Services to you under the Quotation shall constitute our acceptance of the Agreement in respect of such DiaLinx Service.

2. Service Description. DiaLinx Service provides you with dial-up Internet access service. Further details of the DiaLinx Service are set forth in the applicable Service Description. Service Descriptions are available from your GTE sales representative.

3.  Renewal.  We encourage you to contact us, via email to: renew@bbnplanet.com
                                                            -------------------
prior to the expiration of the then-current Service Period to renew the DiaLinx Service for an additional term of one (1) year or greater. If the Service Period expires before it has been renewed in writing, then we may continue to provide you with the DiaLinx Service on a month-to-month basis, at our then-current undiscounted list prices, until the Service Period has been renewed in writing.

4. Minimum Customer Commitment. You agree to the Minimum Customer Commitment(s) for each period as set forth in the Quotation. You agree that you are obligated to pay the greater of your actual usage or the Minimum Customer Commitment for the applicable period.

5. Third Party Access. Subject to the terms and conditions of this Service Schedule, you have the non-exclusive right to authorize access to DiaLinx Services to your employees and/or to any third party (including the right to sell such DiaLinx Service). You agree that if you offer DiaLinx Service other than to your bona fide employees, you will do so only pursuant to a binding agreement incorporating terms substantially similar to those stated in Section 14 (Mandatory Flow-down Terms) of this Service Schedule.

6. Responsibility for End Users. You agree to be responsible for all billing and collection from end users and that you will pay us on a timely basis, regardless of whether you collect payment from end users. You agree to be responsible for all communications to and business relations with end users. You shall be responsible for providing all technical and business support related to DiaLinx Service access for end users, including but not limited to responding to inquiries and questions, hot-line support, problem resolution, providing system configuration, installation and support, as applicable and other such services and shall maintain an organization which is highly trained and qualified to provide such support. You are responsible for authenticating and authorizing access by your end users to DiaLinx Service. Unless you have purchased optional RADIUS hosting services from us, you shall install, operate, and maintain a dedicated RADIUS server meeting the RADIUS specifications published in Internet RFC 2138 and 2139 and all published derivative RFSs. Our RADIUS server will prompt each end user for the end user's identification and password, and poll your RADIUS server for access information. Unless otherwise provided for in the Quotation, we will support only one authentication realm (e.g. companyname.com).

7. Equipment and Telephone Service. You are solely responsible for obtaining and providing the telephone services and user modems necessary to access DiaLinx Service. In no event will we be responsible for end user telephone charges.

8. Network Access Availability. ACCESS TO THE DIALINX NETWORK CANNOT BE GUARANTEED TO YOU OR YOUR END USERS. END USERS MAY BE UNABLE TO ACCESS THE DIALINX SERVICE AT ANY TIME AND DISCONNECTIONS MAY OCCUR FROM TIME TO TIME. YOU AGREE THAT WE WILL NOT BE LIABLE FOR ANY DAMAGES THAT YOU OR YOUR END USERS MAY INCUR ARISING OUT OF THE USE OR INABILITY TO USE THE DIALINX SERVICE. THIS DISCLAIMER IS IN ADDITION TO, NOT INSTEAD OF, THE DISCLAIMER, LIMITATION OF LIABILITY AND LIMITATION OF DAMAGES CONTAINED IN THE MASTER AGREEMENT.

9.  Regulatory Charges.  We shall flow through to you any local exchange carrier
(LEC) price changes (i) that are attributable to changes in Federal or state regulation, or (ii) for Federally regulated services that are treated as exogenous regulatory cost changes by the Federal Communications Commission (the "FCC") under its price caps regulations as defined in the FCC Rules. 47 C.F.R.
Section 61.45. For purposes of this paragraph, price changes attributable to changes in regulation include, but are not necessarily limited to, price changes reflecting total or partial elimination of any enhanced services provider exemption from payment of interexchange access charges or any regulatory decision which results in application of multiple Subscriber Line Charges to ISDN Primary Rate interface circuits or channelized T1 circuits.

10. Compliance with Laws and Content Responsibility. You shall not use or permit the DiaLinx Service to be used (i) in violation of any applicable export laws (including without limitation any U.S. export laws); (ii) in violation of any applicable national, state, or local laws or regulations, including without limitation any laws governing the import of the DiaLinx Service, or governing the content which may be available via the DiaLinx Service; (iii) in violation of our acceptable use policy which is published on our web site at

http://www.bbn.com/sup/; or (iv) in ways that infringe the rights of others, or
-----------------------
interfere with other users of our network or other networks. For example, you shall not distribute chain letter or unsolicited bulk electronic mail ("spamming"); propagate computer worms or viruses; use a false identity; attempt to gain unauthorized entry to any site or network; distribute child pornography, obscenity or defamatory material over the Internet; or infringe copyrights, trademarks or other intellectual property rights. We reserve the right to suspend or terminate the DiaLinx Service (or any portion thereof) without notice in the event that we believe that your use (or any of your end user's use) of the DiaLinx Service may be in violation of this section. You acknowledge that we have no control over or liability for the actions of local jurisdictions which may restrict or block the DiaLinx Service.

11. Currency and Taxes. All payments shall be in U.S. Dollars. You are responsible for the payment of all taxes (including without limitation applicable VAT or withholding taxes but excluding taxes based solely on our net income), import duties, or other applicable telecommunications or regulatory fees (collectively, "Taxes"). You shall not deduct any such Taxes from the amounts owed to us. In the

GTE                                                             Service Schedule
___________________________                                      DiaLinx Service
I N T E R N E T W O R K I N G
POWERED BY BBN                           (Global Access by U.S. Based Customers)
                                                      Version 2T - January, 1999

event you are required to withhold Taxes from any payment due to us, then the amount of such payment shall be automatically increased to totally offset such Taxes, so that the amount actually remitted to us, net of all Taxes, equals the amount invoiced or otherwise due.

12. Disputes. Any dispute arising out of or in connection with the DiaLinx Service in a country other than the United States, shall be referred to and finally resolved by arbitration in accordance with the Rules of the International Chamber of Commerce then in force; provided, however, that either party may, at its sole discretion, seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect its proprietary or confidential information. The language used in the arbitral proceedings, and the governing language of this agreement, shall be English. Unless otherwise mutually agreed upon in writing by the parties, the site of the arbitration shall be Boston, Massachusetts, U.S.A. Judgment upon the award of the arbitration may be entered in any court having jurisdiction thereof.

13. Governing Law. The governing law in any dispute shall be the substantive law of the Commonwealth of Massachusetts, U.S.A. without regard to conflicts of law. The parties expressly agree that the U.N. Convention on Contracts for the International Sale of Goods shall not apply to the Agreement.

14. Local Access Numbers. We expect the DiaLinx network to change over time in order to meet the needs of our customers. We reserve the right to add to, delete or change the dial-in access numbers associated with a specified service category from time to time. You will be notified of changes to the DiaLinx network or access numbers via periodic e-mail updates.

We may periodically add additional dial up access service categories as the DiaLinx network evolves. These additional services and respective prices will be made available on an ongoing basis, via e-mail updates notifying you of the additional service. Use of such additional services by you or your end users will be deemed your acceptance of the updated service and pricing. For a current list of services, pricing, and dial up access numbers associated with each service, please consult our Web page as listed in your DiaLinx Service Description or contact your GTE Internetworking representative.

15. Mandatory Flow-down Terms. You agree to include terms substantially similar to the following minimum terms in legally binding agreements with end users who are not your bona fide employees. For the purpose of this section, "Network Services Supplier" shall mean us. "Company" shall mean you. "User" shall mean the non-employee end user, and "Network" shall mean the dial-up network operated and maintained by us; and "Services" shall mean the DiaLinx
Service:

No Right of Resale.  User may not resell or redistribute any Services.
------------------

Content Responsibility.  User understands that neither Company nor its Network
----------------------
Services Supplier is responsible for the content of the transmissions which may pass through the Network. User agrees that it will NOT use the Services in ways that violate laws, infringe the rights of others, or interfere with the users, services, or equipment of other networks. For example, you shall not distribute unsolicited advertising, chain letters, or commercial electronic mail ("spamming"); propagate computer worms or viruses; attempt to gain unauthorized entry to other computers, data or networks; distribute child pornography, obscenity, or defamatory material over the Internet; or infringe copyrights, trademarks, or other intellectual property rights.

Warranty and Liability Limitations.  COMPANY DOES NOT WARRANT THAT THE SERVICES
----------------------------------
WILL BE AVAILABLE ON A SPECIFIED DATE OR TIME OR THAT THE NETWORK WILL HAVE THE CAPACITY TO MEET THE DEMAND OF END USERS DURING SPECIFIC HOURS. USER MAY BE UNABLE TO ACCESS THE NETWORK AT ANY TIME, AND DISCONNECTION FROM THE NETWORK MAY OCCUR FROM TIME TO TIME. NEITHER COMPANY NOR ITS NETWORK SERVICES SUPPLIER WILL BE LIABLE FOR UNAUTHORIZED ACCESS TO COMPANY'S OR USER'S TRANSMISSION FACILITIES OR PREMISES EQUIPMENT OR FOR UNAUTHORIZED ACCESS TO OR ALTERATION, THEFT OR DESTRUCTION OF USER'S DATA FILES, PROGRAMS, PROCEDURES OR INFORMATION THROUGH ACCIDENT, FRAUDULENT MEANS OR DEVICES, OR ANY OTHER METHOD, REGARDLESS OF WHETHER SUCH DAMAGE OCCURS AS A RESULT OF COMPANY'S OR ITS NETWORK SERVICE SUPPLIER'S NEGLIGENCE. IN NO EVENT WILL COMPANY OR ITS NETWORK SERVICES SUPPLIERS BE LIABLE FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF DATA, LOSS OF REVENUE OR PROFITS, OR FOR ANY OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE USE OF OR INABILITY TO USE SERVICES OR PRODUCTS PROVIDED HEREUNDER.

 Please sign below to indicate your understanding and acceptance of the terms of this Service Schedule.

Company (Type or Print Full Customer Name:____________________________________

Signature:____________________________________________ Date:__________________

Print Name:__________________________________________Title:___________________

GTE                                                                    Quotation
___________________________                       DiaLinx Services (Version 2.1)
I N T E R N E T W O R K I N G
POWERED BY BBN


                   Quotation for DiaLinx Service - Netpliance
--------------------------------------------------------------------------------
   [*]

                     [*] CONFIDENTIAL TREATMENT REQUESTED

      [*]
                     [*] CONFIDENTAL TREATMENT REQUESTED-continued

GTE                                                                    Quotation
___________________________                       DiaLinx Services (Version 2.1)
I N T E R N E T W O R K I N G
      POWERED BY BBN

All Network connect time is rounded up to the next highest minute and billed in one minute increments. Invoices are issued monthly and due net thirty (30) days. All pricing is listed as U.S. dollars.

7.   Basic Services - Recurring Fees:
     -------------------------------

     7.1  Network Access:  You will be charged for Network Access, which, for
          --------------
          each calendar month, shall be the greater of either (A) or (B) for each pricing realm:

            (A)   Access charges due in accordance with Section 6, above;
                  OR
            (B) Minimum Monthly Customer Commitment, as set in Section 5 forth above.

     7.2  Service Level Assurance:  GTEI will provide nationwide 24 hour busy
          -----------------------
          free dial of >95% per month, as measured by Inverse Network Technology. Should GTEI fail to meet this metric consistently through a calendar quarter, GTEI will issue a 1% credit on each subsequent monthly bill for each 1% below the 95% threshold."

          GTEI will adhere to the escalation procedures as stated in the document "Working with Customer Care: An Authorized Technical Contracts Guide". Including the ability to escalate open issues to the effected departments VP's within 24 hrs through the assigned XPressLane contact.

8.   Enhanced Services - One Time and Recurring Fees:  In addition to the fees
     -----------------------------------------------
     for Basic Services under section 7, you will be charged for optional Enhanced Services as set forth below:

     None Selected.


 Please sign below to indicate your understanding and acceptance of the terms of this Quotation.

Company (Type or Print Full Customer Name:____________________________________

Signature:____________________________________________ Date:__________________

Print Name:__________________________________________Title:___________________

      GTE

 COMMUNICATIONS
  CORPORATION

                                AMENDMENT NO. 1
                                       TO
                 MASTER AGREEMENT FOR INTERNETWORKING SERVICES

The Master Agreement for Internetworking Services (Agreement), including the Service Schedule - DiaLinx Service (DiaLinx Schedule) between GTE Communications Corporation (We) and NetPliance (You) is hereby modified as set forth below. To the extent that there are any conflicts between the terms of this Amendment No. 1 and the terms of the Agreement, including the DiaLinx Schedule, this Amendment No. 1 shall control.

Agreement
---------

  1. Section 10 Termination. The last sentence in Section 10 is deleted and replaced with the following provisions: "We reserve the right, but assume no obligation, to suspend performance if you are more than 30 days overdue in payments or if, in our reasonable judgment, you have violated Section 9, provided, however, we will not suspend performance unless you have failed to cure such delinquency or violation within 5 business days after receiving written notification from us, identifying the amount overdue and/or explaining the basis of your Section 9 violation. Notwithstanding the foregoing, we reserve the right to suspend performance immediately for
     Section 9 violations if required to do so by law enforcement or regulatory authorities."

DiaLinx Schedule
----------------

  1. Section 4 Minimum Customer Commitment & Billing.

     Add as new last sentence.  Cancellation Charge.  After a Service
                                -------------------
     Quote is accepted by GTE, Customer may cancel all or a portion of the Services described therein if Customer provides written notification thereof to GTE at least 60 days prior to the effective date of cancellation. In such case, Customer shall pay to GTE all charges for Service provided through the effective date of such cancellation plus a cancellation charge determined as follows: (i) if such cancellation becomes effective prior to completion of the first year of the initial term, then the cancellation charge shall be an amount equal to the balance of the monthly charges for Service (then in effect at the time of cancellation) for such canceled Service that otherwise would have become due for the unexpired portion of the first year of such term plus fifty percent (50%) of the balance of such monthly charges for Service for the remainder of such term beyond the first year; (ii) if cancellation becomes effective after completion of the first year of the initial term, before any renewal of this Agreement occurs, then the cancellation charge shall be an amount equal to fifty percent (50%) of the balance of the monthly charges for Service (then in effect at the time of cancellation) for such canceled Service that otherwise would have become due for the unexpired portion of the initial term; and (iii) if such cancellation becomes effective prior to completion of any renewal term, then the cancellation charge shall be an amount equal to the balance of the monthly charges for Service (then in effect at the time of cancellation) for such canceled Service that otherwise would have become due for the unexpired portion of the renewal term. In the event monthly charges for Service are not fixed, monthly charges for Service shall be the average charges for usage of Services over the three calendar months prior to GTE's receipt of notice of cancellation.

  2. Section 8 Network Access Availability. The third sentence in Section 8, beginning in line 5, is modified by adding the following provision after
                                                                        -----
     the word "damages" in the third sentence thereof:  ("Except as set forth in
     ---------------------------------------------------------------------------
     the attached Service Quotation").
     ---------------------------------

  3. Section 9 Regulatory Changes. The following provision is added after the end of the first sentence of this Section: "If allowed by the applicable Federal or State regulations, and if such price changes are wholly in the control of us, we will provide you with 30 days advance written notice before imposing any such price changes."

  4. Section 10 Compliance with Laws and Content Responsibility. The third sentence in Section 10, beginning in line 16, is deleted and replaced with the following provisions: "We reserve the right to suspend or terminate the DiaLinx Service (or any portion thereof) in the event that we believe that your use (or any of your end user's use) of the DiaLinx Service may be in violation of this section, provided, however, we will not suspend or terminate the DiaLinx Service unless you have failed to cure a violation within 5 business days after receiving written notification from us, explaining the basis of your violation. Notwithstanding the foregoing, we reserve the right to suspend or terminate the DiaLinx Service immediately for violations of this section if required to do so by law enforcement or regulatory authorities."

Each individual executing this Amendment No. 1 for and on behalf of a party represents that he or she if fully authorized to do so.

GTE Communications Corporation   NetPliance

By:                              By:
   ----------------------------     -----------------------------
Name:                            Name:
     --------------------------       ---------------------------
Title:                           Title:
      -------------------------        --------------------------